SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2011

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(301) 986-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2011, Saul Centers, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which John E. Chapoton, B. Francis Saul II, James W. Symington and John R. Whitmore were reelected to the Board of Directors for three year terms expiring at the 2014 Annual Meeting. The terms of the remaining Board members did not expire as of the May 13, 2011 meeting and those individuals continue as directors of the Company. Holders of 17,599,292 shares of the Company’s common stock voted in person at the meeting or by proxy (representing 95.3% of the 18,460,881 shares eligible to vote) as follows:

	In Favor	Withheld	Not Voted
John E. Chapoton	15,810,951	84,230	1,704,111
B. Francis Saul II	15,459,536	435,645	1,704,111
James W. Symington	15,801,517	93,664	1,704,111
John R. Whitmore	15,806,480	88,701	1,704,111

The stockholders voted for the ratification of Ernst & Young as independent public accountants as follows:

In Favor	Opposed	Abstain
17,505,488	68,816	24,988

The stockholders voted to approve the 2010 compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting as follows:

In Favor	Opposed	Abstain	Not Voted
15,585,491	270,581	39,109	1,704,111

The stockholders voted to indicate how frequently the company should seek an advisory vote on executive compensation as follows:

1 Year	2 Years	3 Years	Abstain
6,404,455	732,554	8,347,010	89,958

In accordance with the majority of the votes cast at the annual meeting with respect to this item, the Company has determined to include the advisory vote on executive compensation in the Company’s proxy materials every three years.

Item 8.01. Other Events.

The Company posted on its web site, www.saulcenters.com, a presentation given by management at the Company’s annual meeting of stockholders. The presentation is Exhibit 99. (a) to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.(a)	Annual Meeting Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ SCOTT V. SCHNEIDER
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: May 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

99. (a)	Annual Meeting Presentation, delivered May 13, 2011.